AS REVISED 1/23/96

                                     BYLAWS
                                       OF
                        COMPOSITE BOND & STOCK FUND, INC.

                                   ARTICLE I.

                             STOCKHOLDERS' MEETINGS

     SECTION 1. ANNUAL MEETING: The corporation shall not be required to hold an annual meeting of the shareholders unless an election of Directors is required by the Investment Company Act of 1940. This provision shall not prohibit the President or the Board of Directors from calling an annual meeting of stockholders for any purpose. (Amended 3/22/94)
     SECTION 2. SPECIAL MEETINGS: Special meetings of the shareholders may be called at any time by the President or by the Board of Directors. At any time, upon receipt of written request of shareholders holding in the aggregate one-tenth (1/10) of the voting power of all shareholders, it shall be the duty of the Secretary or other person duly authorized, to call a special meeting of shareholders to be held at the registered office at such time as the Secretary or other duly authorized person may fix; the notice of such meeting shall comply with the requirements set forth in Section 4 of this Article and shall further state the purpose or purposes for which the meeting is called. If the Secretary or other duly authorized person shall neglect or refuse to issue such call, the shareholders making the request may do so.
     SECTION 3. PLACE OF MEETING: The annual meeting of shareholders or any special meeting of shareholders shall be held at the principal office of the corporation or at such other place either within or without the State of Washington as determined by the Board of Directors.
     SECTION 4. NOTICE OF MEETINGS: Except as otherwise required by statute, notice of the time and place of each meeting of shareholders, whether annual or special, shall be given to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of such meeting, by delivering a written or printed notice thereof to him personally, or by mailing such notice by certified mail, with return receipt requested, in a postage-prepaid envelope addressed to him at his address as it appears on the stock transfer books of the corporation.
     SECTION 5. WAIVERS: Notice of any meeting of shareholders shall not be required as to any shareholder who shall attend such meeting in person or by proxy; and if any shareholder shall, in person or by attorney duly authorized, waive notice of any meeting, whether before or after such meeting, notice thereof shall not be required as to him.
     SECTION 6. QUORUM: Unless otherwise provided in the Articles of Incorporation, the presence in person or by proxy duly authorized, of the holders of the majority of the shares entitled to vote shall constitute a quorum for the transaction of business; if a quorum be present, the affirmative vote of the majority of the shares represented at such meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is required by law or by the Articles of Incorporation, or other sections of these Bylaws.
     SECTION 7. VOTING: Unless otherwise provided in the Articles of Incorporation, every shareholder of record shall be entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. No proxy shall be valid after eleven (11) months from the date of its execution, unless such proxy provides for a longer period. The Board of Directors may fix in advance a record date for the determination of shareholders entitled to vote at such meeting, or for any other purpose. No share of stock shall be voted at any meeting which shall have been transferred on the books of the corporation subsequent to the record date fixed herein and prior to the date of the meeting. When a determination of the shareholders entitled to vote at any meeting of shareholders has been made, such determination shall apply to any adjournment thereof.

                                   ARTICLE II.

                               BOARD OF DIRECTORS

     SECTION 1. NUMBER AND TERM OF OFFICE: The business of this corporation shall be managed by a Board of Directors which shall be composed of not less than three nor more than fifteen directors, the specific number to be set by Resolution of the Board or the shareholders. The numbers of directors may be changed from time to time by amendment of these Bylaws, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Unless a director dies, resigns, or is removed, his or her term of office shall continue until his or her successor is elected and qualified, or until there is a decrease in the authorized number of directors. Directors need not be stockholders of the corporation or residents of the State of Washington and need not meet any other qualifications. (Amended 3/22/94)
     SECTION 2. PLACE OF MEETING: Meetings of the Board of Directors may be held either within or without the State of Washington.
     SECTION 3. STATED MEETINGS: The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the whole board, from time to time, appoint the time and place for holding stated meetings of the Board if it be deemed advisable and such stated meetings shall thereupon be held at the time and place so appointed, without the giving of any special notice with regard thereto. In case the day appointed for a stated meeting shall fall upon a legal holiday, such meeting shall be held on the next following day not a legal holiday, at the regularly appointed hour. Except as otherwise provided in the Bylaws, any type of business may be transacted at any stated meeting.
     SECTION 4. SPECIAL MEETINGS: Special meetings of the Board of Directors shall be held whenever called by the President, or by a majority of the directors. Notice of any such meeting or any adjournment thereof shall be mailed to each director, addressed to him at his residence or usual place of business, not later than five (5) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, or delivered personally or by telephone, not later than the day before such day of meeting. Notice of any meeting of the Board need not, however, be given to any director if waived by him in writing or if he shall be present at the meeting; and any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all the members shall be present thereat except as otherwise provided in the Bylaws or as may be indicated in the notice thereof, and any and all business may be transacted at any special meeting.
     SECTION 5. QUORUM AND MANNER OF ACTING: A majority of the number of directors fixed by resolution of the directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn any meeting, from time to time, until a quorum is present.
     SECTION 6. RESIGNATIONS: Any director of the corporation may resign at any time either by oral tender of resignation at any meeting of the Board or by giving written notice thereof to the Secretary. Such resignation shall take effect at the time specified therefor; and unless otherwise specified with respect thereto, the acceptance of such resignation shall not be necessary to make it effective.
     SECTION 7. FILLING OF VACANCIES: In the case of any vacancy or vacancies in the Board of Directors, such vacancy or vacancies shall be filled by the remaining directors.
     SECTION 8. SALARIES AND BONUSES: The Board of Directors shall have power to fix salaries of officers, and the Board shall further have power to determine and authorize payment of bonuses from time to time as may be best determined by the financial condition of the corporation.
     SECTION 9. MEETINGS: Meetings of the Board of Directors or of any committees thereof may be held by conference telephone or similar communication equipment so long as all participants can hear each other and participate in discussion without restriction.
     SECTION 10. COMMITTEE DESIGNATION: In addition to the committees designated in this section, the Board of Directors, by resolution adopted by a majority of the members, may designate from among its members one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors to the extent permitted by applicable law. Designated Board of Directors' committees and responsibilities are:

          1)   AUDIT  COMMITTEE -  consisting  of three (or more)  disinterested
               Directors: This committee is responsible for overseeing the financial reporting process and assuring the objectivity of the independent audit. The committee will hold periodic meetings with the independent auditors and make recommendations to the Directors about the adequacy and accuracy of systems, acceptance of audits and suggestions on internal control improvements.

          2)   NOMINATING  COMMITTEE - consisting of three (or more)  Directors:
               This  committee  will  nominate or recommend a slate of Directors each year and make preparations and recommendations for replacements. Responsibilities will also include the initial review of policy issues regarding Board compensation, size of the Board, and composition of the Board.

          3)   INVESTMENT  COMMITTEE - consisting of three (or more)  Directors:
               This committee will perform interim functions for the Board including, but not limited to, dividend declaration, investment policy preparation and recommendations, and portfolio pricing matters. The committee will have the authority to act on behalf of the Board with any policy recommendations subsequently reported to the Board for ratification.

          4)   VALUATION COMMITTEE:

               a.Membership.  The  Board of  Directors  may  annually  appoint a
                 Valuation Committee comprised of two or more individuals. The names of persons serving on the Committee will be named in the Committee guidelines.
               b.Responsibilities  and  Duties.  The  purpose  of the  Valuation
                 Committee shall be to value any security held by a Fund or any Series which cannot otherwise be valued under the Fund's guidelines for valuation of portfolio securities.
               c.Rules  of  Procedures.  In  determining  the  fair  value  of a security, the Valuation Committee shall consider such factors and follow such procedures as may be established under guidelines approved by the Board of Directors. The guidelines shall be reviewed and approved by the Board as frequently as the Board shall deem appropriate, but in no event less than annually. A record of each meeting shall be kept. At the next regularly scheduled Board of Directors meeting following the Valuation Committee's determination of a fair value for a security, the Board of Directors shall consider ratifying the Valuation Committee's action.
               d.Vote  Required.  The members of the  Valuation  Committee  must unanimously approve a fair value for the security.
               e.Action Without  Meeting.  Any action that may be or is required to be taken at a meeting of the Valuation Committee may be conducted by telephone or may be taken without a meeting, if a consent in writing setting forth the action so taken shall be signed by all members of the Valuation Committee. Such consent shall have the same effect as a unanimous vote.
               f.Compensation of Committee  Members.  Each committee  member who is not an interested person of the Fund may receive such compensation from the Fund for his or her services and reimbursement for his or her expenses as may be fixed from time to time by the Directors.

                                  ARTICLE III.

                                    OFFICERS

     (Amended 5/31/89) The officers of the Company shall be the Chairman of the Board of Directors, a President, a Treasurer, and a Secretary. Persons elected to those offices by the Board of Directors shall serve at the will of the Board of Directors and continue in office until such time as their successors are elected and qualified. Any two of the foregoing officers may be united in one person. A Vice President or Vice Presidents may be added from time to time as determined by the Board of Directors who may also appoint one or more Assistant Secretaries and one or more Assistant Treasurers.
     The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors and shall have further duties and responsibilities as the Board of Directors may determine. The President, subject to the general supervision and control of the Board of Directors, shall be responsible for the affairs of the company and shall perform such other duties as may be assigned to him from time to time by the Board of Directors.
     The Secretary shall issue notices for all meetings, shall have charge of the seal and the corporate books, shall sign with the President such instruments as require such signature and shall perform such other duties as are incident to his office or are particularly required of him by the Board of Directors.
     The Treasurer shall have the custody of monies and securities of the Company. He shall sign and issue checks, notes and other obligations of the Company not under seal, and shall perform all duties incident to his office or that are particularly required of him by the Board of Directors.
     The Vice Presidents, Assistant Secretaries and Assistant Treasurers shall perform the duties of the President, Secretary or Treasurer in his or their offices or during their inability to act; such officer shall have such other and further powers and perform such other and further duties as may be assigned to him or them, respectively, by the Board of Directors.

                                   ARTICLE IV.

                                     AUDITS

     The accounts and transactions of the Corporation shall be submitted for audit at least once a year to reputable certified public accountants to be chosen by the Board of Directors. These audits are to be directed to a verification as of the date selected of the assets and liabilities and principal and income accounts and are to include a detailed check of the sales price and liquidation value make-up sheets for at least one day in each calendar month.

                                   ARTICLE V.

                                  COMMON STOCK

     SECTION 1. STOCK CERTIFICATES: Certificates shall not be issued until the shares represented thereby shall have been fully paid for. Certificates will not be issued unless requested by the stockholder.
     SECTION 2. TRANSFERS: Shares may be transferred by assignment and delivery, but no such transfer shall be binding upon the Corporation until same shall have been entered upon the share register as provided in Section 3 of this Article.
     SECTION 3. SHARE REGISTER: The Secretary shall keep a stock book and a record of the shares issued in accordance with procedures established by the distributor and/or as may be required by the Investment Company Act of 1940 and rules promulgated thereunder.
                                   ARTICLE VI.

                                 CORPORATE SEAL

     The Corporate Seal of this Corporation shall consist of an impression on paper or wax circular in form, bearing the words:

                        COMPOSITE BOND & STOCK FUND, INC.
                                 CORPORATE SEAL
                               Spokane, Washington

     as indicated by the impression on the margin hereof. The seal shall be prepared only if requested by an officer and upon a showing of legal necessity.

                                  ARTICLE VII.

                                   AMENDMENTS

     These Bylaws may be amended or repealed, or new Bylaws may be adopted, by the Board of Directors at any meeting thereof, provided, however, that notice of such meeting shall have been given as provided in these Bylaws, which notice shall mention that amendment or repeal of the Bylaws, or the adoption of new Bylaws, is one of the purposes of such meeting. Any such Bylaws adopted by the Board may be amended or repealed, or new Bylaws may be adopted, by vote of the stockholders of the Corporation, at any annual or special meeting thereof; provided, however, that the notice of such meeting shall have been given as provided in these Bylaws, which notice shall mention that amendment or repeal of these Bylaws, or the adoption of new Bylaws, is one of the purposes of such meeting.